Exhibit 99.1

N e w s R e l e a s e

October 16, 2006	For immediate release
Park National Corporation announces
net income for third quarter 2006
NEWARK, Ohio — Park National Corporation (“Park”) (AMEX:PRK) today reported net income for the third quarter of 2006 of $23.805 million. This amount is a 2.02 percent decrease from the same period in 2005, when Park had net income of $24.295 million. Diluted earnings per share increased slightly for the third quarter of 2006 to $1.71, 1.18 percent higher than 2005’s third quarter diluted earnings per share of $1.69.
Net income for the first three quarters of 2006 decreased 1.26 percent to $71.498 million in 2006, compared to $72.407 million for the same period in 2005. Diluted earnings per share for the first nine months of 2006 was $5.11, 1.59 percent higher than the $5.03 recorded for the same period last year.
According to its regular annual schedule, the Park board of directors will meet in November to consider the next quarterly dividend.
Park announced the signing of two separate definitive agreements in the third quarter of 2006. On August 14, 2006, Park entered into a definitive agreement and plan of merger (the “Anderson Merger Agreement”) providing for the acquisition of Anderson Bank Company (“Anderson”) headquartered in Anderson Township near Cincinnati, Ohio, through the merger of Anderson with and into Park’s subsidiary The Park National Bank (the “Anderson Merger Transaction”). Anderson had approximately $70 million in total assets as of June 30, 2006. Under the terms of the Anderson Merger Agreement, Park will pay approximately $9.05 million in cash and 86,137 common shares of Park to the shareholders of Anderson in the Anderson Merger Transaction. As of August 14, 2006, Anderson had 533,550 common shares outstanding and 16,250 Anderson common shares were subject to outstanding stock options. Based on the closing price of the common shares of Park on October 13, 2006, the aggregate merger consideration would be approximately $17.9 million. The Anderson Merger Transaction is anticipated to close in the fourth quarter of 2006, and is subject to the satisfaction of customary conditions in the Anderson Merger Agreement and the approval of appropriate regulatory authorities and of the shareholders of Anderson. Upon completion of the Anderson Merger Transaction, the two offices of Anderson will become part of the division of The Park National Bank known as The Park National Bank of Southwest Ohio & Northern Kentucky.
On September 14, 2006, Park entered into a definitive agreement and plan of merger (the “Vision Merger Agreement”) with Vision Bancshares, Inc. (“Vision”) providing for the merger of Vision into Park (the “Vision Merger Transaction”). Vision had approximately $696 million in total assets as of June 30, 2006. Under the terms of the Vision Merger Agreement, the shareholders of Vision will receive either $25.00 in cash or 0.2475 Park common shares for each share of Vision common stock. The Vision shareholders will have the option of receiving cash or Park common shares for their shares of Vision common stock (or any combination thereof), subject to the election and allocation procedures in the Vision Merger Agreement. However, Park has reserved the right to
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

N e w s R e l e a s e
allocate the Vision shareholder elections on a pro-rata basis so that 50 percent of the total Vision shares of common stock outstanding at the time of the Vision Merger Transaction are converted into the right to receive cash and 50 percent are converted into the right to receive Park common shares. As of September 14, 2006, Vision had 6,066,624 shares of common stock outstanding and outstanding stock options covering an aggregate of 884,834 shares of common stock with a weighted average exercise price of $8.09 per share. Each outstanding stock option (that is not exercised) granted under one of Vision’s equity-based compensation plans will be cancelled and extinguished and converted into the right to receive an amount of cash equal to the product of (a) $25.00 minus the exercise price of the stock option, multiplied by (b) the number of Vision shares of common stock subject to the unexercised portion of the stock option. Based on the closing price of the common shares of Park on October 13, 2006, the aggregate merger consideration would be approximately $175.4 million assuming that all of the Vision stock options outstanding on September 14, 2006 were exercised and not taking into account the payment of the exercise price which would be received upon the exercise of such Vision stock options. The Vision Merger Transaction is expected to close during the first quarter of 2007, and is subject to the satisfaction of customary conditions in the Vision Merger Agreement and the approval of appropriate regulatory authorities and of the shareholders of Vision. Upon completion of the Vision Merger Transaction, Vision’s two community bank subsidiaries — Vision Bank, an Alabama state banking corporation headquartered in Gulf Shores, Alabama and Vision Bank, a Florida state banking corporation headquartered in Panama City, Florida — will become wholly-owned subsidiaries of Park.
Park National Corporation is an Ohio-based bank holding company headquartered in Newark, Ohio. Park has approximately $5.4 billion in consolidated total assets. Park and its subsidiaries consist of 12 community banks and divisions and two specialty financing companies, all based in Ohio. Park and its subsidiaries operate 136 offices across 29 Ohio counties and one Kentucky county through the following organizations: The Park National Bank, The Park National Bank of Southwest Ohio & Northern Kentucky Division, Fairfield National Division, The Richland Trust Company, Century National Bank, The First-Knox National Bank of Mount Vernon, Farmers and Savings Division, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co., Unity National Division, The Citizens National Bank of Urbana, Scope Leasing, Inc. (Scope Aircraft Finance), and Guardian Financial Services Company. For more information, visit www.parknationalcorp.com.
Financial tables are listed at the end of this news release
Media contacts:
John Kozak, Chief Financial Officer, 740.349.3792
Bethany White, Comm. Specialist, 740.349.3754
Additional Information about the Anderson Merger Transaction and Where to Find It
Park will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Anderson Form S-4”), a prospectus/proxy statement that will be mailed to the shareholders of Anderson and other relevant documents concerning the proposed Anderson Merger Transaction. Investors and shareholders of Anderson are urged to read the Anderson Form S-4 and the prospectus/proxy statement when they become available and any other relevant documents filed with the SEC because they will contain important information about Park, The Park National Bank, Anderson and the proposed Anderson Merger Transaction. Investors and shareholders will be able to obtain a copy of the Anderson Form S-4 and the prospectus/proxy statement (when they are available), as well as
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

N e w s R e l e a s e
other documents filed with the SEC by Park, free of charge, through the website maintained by the SEC at http://www.sec.gov. Copies of the prospectus/proxy statement, (when it is available), and the filings of Park with the SEC that will be incorporated by reference in the prospectus/proxy statement, can also be obtained, free of charge, by directing a request to Park National Corporation, 50 North Third Street, P.O. Box 3500, Newark, Ohio 43058-3500, Attention: John W. Kozak, Chief Financial Officer (740-349-3792), or to Anderson Bank Company, 1075 Nimitzview Drive, Cincinnati, Ohio 45230, Attention: James R. Gudmens, President (513-232-9599).
Park and Anderson and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Anderson in respect of the proposed Anderson Merger Transaction. Information about the directors and executive officers of Park is set forth in the proxy statement for Park’s 2006 annual meeting of shareholders, as filed with the SEC on March 10, 2006. Information about the directors and executive officers of Anderson and their ownership of Anderson common shares will be included in the Anderson Form S-4 and the prospectus/proxy statement that will be mailed to the shareholders of Anderson in connection with the proposed Anderson Merger Transaction. Other information regarding the participants in the proxy solicitation related to the proposed Anderson Merger Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Anderson Form S-4 and the prospectus/proxy statement and other relevant documents to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Additional Information about the Vision Merger Transaction and Where to Find It
Park will file with the SEC a registration statement on Form S-4 (the “Vision Form S-4”), a prospectus/proxy statement that will be mailed to the shareholders of Vision and other relevant documents concerning the proposed Vision Merger Transaction. Investors and shareholders of Vision are urged to read the Vision Form S-4 and the prospectus/proxy statement when they become available and any other relevant documents filed with the SEC because they will contain important information about Park, Vision and the proposed Vision Merger Transaction. Investors and shareholders of Vision will be able to obtain a copy of the Vision Form S-4 and the prospectus/proxy statement (when they are available), as well as other relevant documents filed with the SEC by Park and Vision, free of charge, through the website maintained by the SEC at http://www.sec.gov. Copies of the prospectus/proxy statement, (when it is available), and the filings of Park and Vision with the SEC that will be incorporated by reference in the prospectus/proxy statement, can also be obtained, free of charge, by directing a request to Park National Corporation, 50 North Third Street, P.O. Box 3500, Newark, Ohio 43058-3500, Attention: John W. Kozak, Chief Financial Officer (740-349-3792), or to Vision Bancshares, Inc., 2201 West 1st Street, P.O. Box 4649, Gulf Shores, Alabama 36547, Attention: William E. Blackmon, Chief Financial Officer (251-967-4212).
Park and Vision and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Vision in respect of the proposed Vision Merger Transaction. Information about the directors and executive officers of Park is set forth in the proxy statement for Park’s 2006 annual meeting of shareholders, as filed with the SEC on March 10, 2006. Information about directors and executive officers of Vision and their ownership of shares of Vision common stock is set forth in the proxy statement for Vision’s 2006 annual meeting of shareholders, as filed with the SEC on April 6, 2006. Additional information regarding the participants in the proxy solicitation related to the proposed Vision Merger Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Vision Form S-4 and, the prospectus/proxy statement, and other relevant documents to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

N e w s R e l e a s e
Safe Harbor Statement
Except for the historical and present factual information contained in this news release, the matters discussed in this news release, including statements identified by words such as “will,” “is anticipated to,” “is expected to” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in the forward-looking statements, including the following: the ability to obtain regulatory approvals and Anderson shareholder approval of the Anderson Merger Transaction on the proposed terms and schedule; the ability to obtain regulatory approvals and Vision shareholder approval of the Vision Merger Transaction on the proposed terms and schedule; the possibility that costs or difficulties related to the integration of the respective businesses of Anderson and Vision with our businesses will be greater than expected or that the cost savings and any revenue synergies of the combined organizations following the Anderson Merger Transactions and the Vision Merger Transaction, respectively, may be lower or take longer to realize than expected; disruptions from the Anderson Merger Transaction and/or the Vision Merger Transaction making it more difficult to maintain relationships with customers, employees or suppliers; the impact of competition; changes in economic conditions in the market area served by Park and its subsidiaries; changes in banking regulations or other regulatory or legislative requirements affecting the business of Park and its subsidiaries; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; fluctuations in interest rates; demand for loans in the market area served by Park and its subsidiaries; and other risk factors relating to our industry as detailed from time to time in Park’s reports filed with the SEC. Park wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events except as may be required by applicable law.
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
SEPTEMBER 30, 2006
INCOME STATEMENT

	THREE MONTHS ENDED			NINE MONTHS ENDED
	SEPTEMBER 30,			SEPTEMBER 30,
			PERCENT			PERCENT
	2006	2005	CHANGE	2006	2005	CHANGE
NET INTEREST INCOME	$53,562	$55,551	-3.58%	$160,803	$165,408	-2.78%

PROVISION FOR LOAN LOSSES	935	1,600	-41.56%	2,402	4,007	-40.05%

OTHER INCOME	16,354	15,154	7.92%	48,075	44,720	7.50%

GAIN (LOSS) ON SALE OF SECURITIES	97	0		97	96

OTHER EXPENSE	35,489	34,342	3.34%	105,357	103,080	2.21%

INCOME BEFORE TAXES	33,589	34,763	-3.38%	101,216	103,137	-1.86%

NET INCOME	23,805	24,295	-2.02%	71,498	72,407	-1.26%

NET INCOME PER SHARE-BASIC	1.72	1.70	1.18%	5.12	5.06	1.19%

NET INCOME PER SHARE-DILUTED	1.71	1.69	1.18%	5.11	5.03	1.59%

CASH DIVIDENDS PER SHARE	0.92	0.90	2.22%	2.76	2.70	2.22%

RATIOS AND OTHER INFORMATION
RETURN ON AVERAGE ASSETS	1.77%	1.74%		1.78%	1.73%

RETURN ON AVERAGE EQUITY	17.66%	17.08%		17.73%	17.26%

YIELD ON EARNING ASSETS	6.87%	6.23%		6.74%	6.08%

COST OF PAYING LIABILITIES	3.10%	2.26%		2.89%	2.11%

NET INTEREST MARGIN	4.33%	4.36%		4.36%	4.32%

EFFICIENCY RATIO	50.39%	48.15%		50.05%	48.60%

NET LOAN CHARGE-OFFS	$935	$1,585		$2,398	$3,817

NET CHARGE-OFFS AS A PERCENT OF LOANS	0.11%	0.19%		0.10%	0.16%

BALANCE SHEET

			PERCENT
AT SEPTEMBER 30,	2006	2005	CHANGE

INVESTMENTS	$1,563,706	$1,766,252	-11.47%

LOANS	3,390,477	3,298,402	2.79%

LOAN LOSS RESERVE	69,698	70,367	-0.95%

GOODWILL AND OTHER INTANGIBLES	67,277	69,825	-3.65%

TOTAL ASSETS	5,393,333	5,518,173	-2.26%

DEPOSITS	3,889,439	3,821,312	1.78%

BORROWINGS	871,336	1,065,821	-18.25%

EQUITY	558,206	563,436	-0.93%

BOOK VALUE PER SHARE	40.37	39.71	1.66%

NONPERFORMING LOANS	22,262	21,536	3.37%

NONPERFORMING ASSETS	25,469	23,696	7.48%

PAST DUE 90 DAY LOANS	6,689	7,536	-11.24%

RATIOS
LOANS/ASSETS	62.86%	59.77%

NONPERFORMING LOANS/LOANS	0.66%	0.65%

PAST DUE 90 DAY LOANS/LOANS	0.20%	0.23%

LOAN LOSS RESERVE/LOANS	2.06%	2.13%

EQUITY/ASSETS	10.35%	10.21%

PARK NATIONAL CORPORATION
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Interest income:
Interest and fees on loans	$65,843	$57,338	$188,991	$164,109

Interest on:
Obligations of U.S. Government, its agencies and other securities	18,430	21,229	57,032	65,778

Obligations of states and political subdivisions	893	1,095	2,815	3,449

Other interest income	124	106	346	319

Total interest income	85,290	79,768	249,184	233,655

Interest expense:
Interest on deposits:
Demand and savings deposits	7,397	4,111	18,645	10,601

Time deposits	14,914	10,851	40,628	30,306

Interest on borrowings	9,417	9,255	29,108	27,340

Total interest expense	31,728	24,217	88,381	68,247

Net interest income	53,562	55,551	160,803	165,408

Provision for loan losses	935	1,600	2,402	4,007

Net interest income after provision for loan losses	52,627	53,951	158,401	161,401

Other income	16,354	15,154	48,075	44,720

Gain (loss) on sale of securities	97	—	97	96

Other expense:
Salaries and employee benefits	20,268	19,812	59,834	59,364

Occupancy expense	2,275	2,113	6,719	6,544

Furniture and equipment expense	1,273	1,242	3,964	3,991

Other expense	11,673	11,175	34,840	33,181

Total other expense	35,489	34,342	105,357	103,080

Income before federal income taxes	33,589	34,763	101,216	103,137

Federal income taxes	9,784	10,468	29,718	30,730

Net income	$23,805	$24,295	$71,498	$72,407

Per Share:

Net income — basic	$1.72	$1.70	$5.12	$5.06

Net income — diluted	$1.71	$1.69	$5.11	$5.03

Weighted average shares — basic	13,859,498	14,256,723	13,957,097	14,300,005

Weighted average shares — diluted	13,888,458	14,338,418	13,998,253	14,397,838

PARK NATIONAL CORPORATION
Consolidated Balance Sheets
(dollars in thousands, except share data)

	September 30,
	2006	2005

Assets

Cash and due from banks	$150,251	$157,321

Money market instruments	5,541	42,143

Interest bearing deposits	1	500

Investment securities	1,563,706	1,766,252

Loans (net of unearned interest)	3,390,477	3,298,402

Allowance for loan losses	69,698	70,367

Loans, net	3,320,779	3,228,035

Bank premises and equipment, net	46,672	47,222

Other assets	306,383	276,700

Total assets	$5,393,333	$5,518,173

Liabilities and Stockholders’ Equity

Deposits:
Noninterest bearing	$686,501	$649,897

Interest bearing	3,202,938	3,171,415

Total deposits	3,889,439	3,821,312

Borrowings	871,336	1,065,821

Other liabilities	74,352	67,604

Total liabilities	4,835,127	4,954,737

Stockholders’ Equity:
Common stock (No par value; 20,000,000 shares authorized in 2006 and 2005; 15,272,258 shares issued in 2006 and 15,271,624 in 2005)	208,403	208,368

Accumulated other comprehensive income (loss), net of taxes	(16,056)	(5,519)

Retained earnings	509,917	467,057

Treasury stock (1,443,789 shares in 2006 and 1,082,636 shares in 2005)	(144,058)	(106,470)

Total stockholders’ equity	558,206	563,436

Total liabilities and stockholders’ equity	$5,393,333	$5,518,173

PARK NATIONAL CORPORATION
Consolidated Average Balance Sheets
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Assets

Cash and due from banks	$144,600	$147,063	$143,822	$148,214

Money market instruments	7,621	11,182	8,031	10,786

Interest bearing deposits	1	684	112	1,215

Investment securities	1,533,314	1,821,149	1,595,671	1,907,051

Loans (net of unearned interest)	3,367,532	3,286,412	3,339,023	3,266,610

Allowance for loan losses	70,304	70,979	70,453	71,052

Loans, net	3,297,228	3,215,433	3,268,570	3,195,558

Bank premises and equipment, net	46,989	47,231	46,958	46,110

Other assets	319,819	292,495	316,630	286,574

Total assets	$5,349,572	$5,535,237	$5,379,794	$5,595,508

Liabilities and Stockholders’ Equity

Deposits:
Noninterest bearing	$673,957	$645,916	$665,573	$635,576

Interest bearing	3,200,769	3,196,983	3,162,824	3,204,540

Total deposits	3,874,726	3,842,899	3,828,397	3,840,116

Borrowings	858,131	1,049,351	930,177	1,119,570

Other liabilities	81,910	78,102	82,118	75,077

Total liabilities	4,814,767	4,970,352	4,840,692	5,034,763

Stockholders’ Equity:
Common stock	208,403	208,368	208,400	208,343

Accumulated other comprehensive income (loss), net of taxes	(28,471)	2,672	(23,203)	5,224

Retained earnings	495,813	452,977	485,030	441,449

Treasury stock	(140,940)	(99,132)	(131,125)	(94,271)

Total stockholders’ equity	534,805	564,885	539,102	560,745

Total liabilities and stockholders’ equity	$5,349,572	$5,535,237	$5,379,794	$5,595,508